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Exhibit (a)(2)

        ADS LETTER OF TRANSMITTAL

To Tender American Depositary Shares
of
Siliconware Precision Industries Co., Ltd.
Pursuant to the U.S. Offer to Purchase dated August 24, 2015 by
Advanced Semiconductor Engineering, Inc.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M. NOON, NEW YORK CITY TIME, ON SEPTEMBER 22, 2015, UNLESS THE U.S. OFFER IS EXTENDED.

NO GUARANTEED DELIVERY

Please deliver this properly completed and duly executed ADS Letter of Transmittal and accompanying documents to Computershare Trust Company, N.A., in its capacity as tender agent for the U.S. Offer (the "U.S. Tender Agent"), at one of the addresses or the facsimile set forth below:

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
PO Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

        DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR SILICONWARE PRECISION INDUSTRIES CO., LTD. ADSs.

        THIS ADS LETTER OF TRANSMITTAL MAY BE USED ONLY TO TENDER AMERICAN DEPOSITARY SHARES HELD IN REGISTERED FORM (I.E., HELD DIRECTLY ON THE BOOKS OF THE ADS DEPOSITARY). IT MAY NOT BE USED TO TENDER COMMON SHARES OF SILICONWARE PRECISION INDUSTRIES CO., LTD.

        The table below shall be completed by all tendering holders of ADSs in registered (i.e., directly on the books of the ADS Depositary) form.*

DESCRIPTION OF ADSs TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on the register maintained by the ADS Depositary)	ADSs Tendered (Attach additional list if necessary)

	Certificate Number(s)**	Number of ADSs tendered***

*	To be completed only by registered holders of ADSs who hold ADSs directly on the books of the ADS Depositary (defined below) and whose ADSs are evidenced by registered American Depositary Receipts or other statements of holding.
**	Certificate number(s) to be provided only by registered holders of ADSs holding ADSs in physical certificated form.
***	Unless otherwise indicated, it will be assumed that all ADSs represented by any certificates delivered to the U.S. Tender Agent are being tendered. See Instruction 4.

        THE INSTRUCTIONS ACCOMPANYING THIS ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE U.S. OFFER TO PURCHASE AND THIS ADS LETTER OF TRANSMITTAL MAY BE MADE TO OR OBTAINED FROM THE U.S. INFORMATION AGENT AT ITS ADDRESS OR TELEPHONE NUMBERS SET FORTH BELOW.

        You must sign this ADS Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the substitute W-9 set forth below or an applicable IRS Form W-8.

        The U.S. Offer (as defined below) is subject to the terms described in "Terms of the U.S. Offer" of the U.S. Offer to Purchase, dated August 24, 2015(the "U.S. Offer to Purchase"). You should only use this ADS Letter of Transmittal to tender your American Depositary Shares of Siliconware Precision Industries Co., Ltd. held (i) in physical certificated form; (ii) directly on the register maintained by the ADS Depositary (defined below) and its agent; or (iii) on the register maintained by the ADS Depositary (defined below) and its agent through the DRS/Profile system.

        The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS ADS
LETTER OF TRANSMITTAL CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to Advanced Semiconductor Engineering, Inc. ("Purchaser") the above-described American Depositary Shares ("ADSs"), each representing five Common Shares, par value NT$10 per share ("Common Shares"), of Siliconware Precision Industries Co., Ltd., a company limited by shares under the Company Law of the Republic of China ("SPIL"), upon the terms set forth in the U.S. Offer to Purchase, receipt of which is hereby acknowledged, and this ADS Letter of Transmittal (which, together with any amendments or supplements thereto or thereto, collectively constitute the "U.S. Offer"). I understand that concurrently with the U.S. Offer, in the Republic of China Purchaser is offering to purchase Common Shares (the "ROC Offer" and, together with the U.S. Offer, the "Offers"), as more fully described in "The Offer—Section 1—Background of the U.S. Offer" in the U.S. Offer to Purchase. I will execute all other documents and take all other actions required to enable Purchaser to receive all rights to, and benefits of, the Common Shares represented by the tendered ADSs.

        Subject to my withdrawal rights and the acceptance of the ADSs tendered by this ADS Letter of Transmittal, in each case, in accordance with the terms of the U.S. Offer—including any necessary proration as described in the U.S. Offer to Purchase and including, if the U.S. Offer is extended or amended, the terms of any extension or amendment—I hereby sell, assign and transfer to, or upon the order of, Purchaser, all right, title and interest in the ADSs tendered by this ADS Letter of Transmittal. I hereby irrevocably constitute and appoint the U.S. Tender Agent as the agent and attorney-in-fact with respect to the tendered ADSs, with full knowledge that the U.S. Tender Agent is also acting as the agent of Purchaser in connection with the U.S. Offer, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the limited right of withdrawal as set forth in the U.S. Offer, to take the following actions:

  •
  execute and deliver, on the undersigned's behalf, all forms of transfer and other documents, including the American Depositary Receipts (the "Receipts") representing the ADSs if I hold ADSs in physical certificated form, in order to effect the tender of the ADSs indicated in this ADS Letter of Transmittal and the transfer of the Common Shares underlying such ADSs; and

  •
  take all such other actions as the attorney-in-fact considers necessary or expedient to vest in Purchaser or its nominees title to the Common Shares represented by the tendered ADSs indicated in this ADS Letter of Transmittal.

        I hereby represent and warrant that I or my agent holds title to the ADSs being tendered or, if I am tendering ADSs on behalf of another person, such person holds title to ADSs being tendered; that neither I nor my agent nor any person on whose behalf I am tendering ADSs has granted to any person any right to acquire any of the ADSs being tendered or any other right with respect to these ADSs; that I have full power, authority and capacity under applicable law to tender, sell, assign and transfer the ADSs tendered by this ADS Letter of Transmittal, and that, when the tendered ADSs are accepted, Purchaser will acquire good, marketable and unencumbered title to such ADSs, free and clear of all liens, equities, restrictions, charges and encumbrances, together with all rights that they now have or may acquire in the future, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the same will not be subject to any adverse claim; and that the tendered ADSs are not subject to any adverse claims or proxies.

        I hereby irrevocably authorize and request the U.S. Tender Agent to procure the registration of the transfer of the tendered ADSs and the delivery of these ADSs to Purchaser or as Purchaser may direct, in particular to record and act upon any instructions with respect to notices and payments relating to my ADSs which have been recorded in SPIL's books and records, including any actions necessary with respect to JPMorgan Chase Bank, N.A. (the "ADS Depositary"), and the ADS Depositary's account with SPIL's share registrar, CTBC Bank. I will, upon request, execute and deliver any additional documents deemed by Purchaser or the U.S. Tender Agent to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered by this ADS Letter of Transmittal and take any and all steps necessary to ensure that there are no liens, restrictions, charges or encumbrances upon the tendered ADSs. I have received a copy of, and I agree to all of the terms of, the U.S. Offer to Purchase and the U.S. Offer described therein.

        The name(s) and address(es) of the registered holder(s) are printed above as they appear on the register maintained by the ADS Depositary and the Receipts representing ADSs, if applicable. The number of ADSs that I wish to tender and the certificate number(s), if applicable, are indicated in the appropriate boxes above or, in the event that I left such information blank, I wish to tender all my ADSs.

        Unless I have otherwise indicated by completing the box entitled "Special Payment Instructions" or "Special Delivery Instructions," as applicable, I hereby direct that the consideration for my ADSs be delivered to the address shown below my signature.

        If I have submitted Receipts for more ADSs than I wish to tender, unless I have otherwise indicated by completing the box entitled "Special Payment Instructions" or "Special Delivery Instructions," as applicable, I hereby direct that Receipts evidencing any ADSs that are not tendered or not accepted for payment should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature at Purchaser's expense as promptly as practicable following the expiration date of the U.S. Offer.

        I understand that if I decide to tender ADSs, and Purchaser accepts such ADSs for payment, this will constitute a binding agreement between me and Purchaser, subject to the terms set forth in the U.S. Offer.

        All authority conferred in or agreed to be conferred in this ADS Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this ADS Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the U.S. Offer to Purchase, this tender is irrevocable.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1 and 6)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 6)
To be completed ONLY if the consideration with respect to the ADSs accepted is to be issued in the name of someone other than the undersigned.
To be completed ONLY if the consideration for the purchase price of ADSs purchased or certificates, if applicable, for ADSs not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).
Issue ☐ Check to:	Mail ☐ Check ☐ Certificate(s) to:
Name:	Name:

(Please Print)	(Please Print)
Address:	Address:

(Zip Code)	(Zip Code)

Taxpayer Identification Number or Social Security Number	Taxpayer Identification Number or Social Security Number

IMPORTANT ADS HOLDER: SIGN HERE (Please complete Substitute Form W-9 below, if applicable)

Signature(s) of ADS holder(s)
Dated	, 2015

Name(s)
(Please Print)
Capacity (full title)

Address

(Zip Code)
Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instructions 1 and 5.)
Guarantee of Signature(s) (If required; see Instructions 1 and 5) (For use by Eligible Institutions only. Place medallion guarantee in space below)
Name of Firm

Address

(Zip Code)
Authorized Signature

Name
(Please Print)
Area Code and Telephone Number

Dated	, 2015

PAYER'S NAME:

SUBSTITUTE	Part I Taxpayer Identification No.—For All Accounts		Part II For Payees Exempt
FORM W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification No.

Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If awaiting a TIN, write "Applied For" in the space at the right and complete the Certificate of Awaiting Taxpayer Identification Number below. If you do not have a number, see "How to Obtain a TIN" in the enclosed Guidelines

	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.	Social Security Number OR Employer Identification Number	From Backup Withholding, see enclosed Guidelines.

Check appropriate box:
☐ Individual/Sole Proprietor               ☐ Corporation               ☐ Partnership                ☐ Limited liability company. Enter tax classification
(D = disregarded entity, C = corporation, P = partnership)—>                                   ☐ Other (specify)
☐ Exempt from Backup Withholding

Part III Certification—Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SIGNATURE DATE , 20

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
"APPLIED FOR" IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all payments made to me pursuant to this Offer to Purchase shall be retained until I provide a Taxpayer Identification Number to the Payor and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.
Signature	Date	, 2015

        NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 INSTRUCTIONS
FORMING A PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

        To complete this ADS Letter of Transmittal, you must do the following:

  •
  Fill in the box entitled "Description of ADSs Tendered";

  •
  Sign and date this ADS Letter of Transmittal in the box entitled "Sign Here"; and

  •
  Fill in and sign in the box entitled "Substitute Form W-9" or an applicable IRS Form W-8.

        In completing this ADS Letter of Transmittal, you may (but are not required to) also do the following:

  •
  If you want any consideration issued in the name of, or delivered to, another person, complete the box entitled "Special Payment Instructions" or "Special Delivery Instructions," as applicable.

        If you complete the box entitled "Special Payment Instructions" you must have your signature guaranteed by an Eligible Institution (as defined in Instruction 1 below) unless the ADS Letter of Transmittal is signed by an Eligible Institution.

        1.    Guarantee of Signatures.    All signatures on this ADS Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Program or the Stock Exchange Medallion Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 of the Exchange Act (each an "Eligible Institution" and collectively, "Eligible Institutions"), unless (i) this ADS Letter of Transmittal is signed by the registered owner(s) of ADSs tendered hereby and such holder(s) has not completed the boxes entitled "Special Payment Instructions" or (ii) such ADSs are tendered for the account of an Eligible Institution. See Instruction 6.

        2.    Delivery of ADS Letter of Transmittal and Receipts.    This ADS Letter of Transmittal is to be used for the tender of ADSs into the U.S. Offer by holders of ADSs held in registered form (i.e., held directly on the books of the ADS Depositary) and is to be forwarded herewith pursuant to the procedure set forth in the U.S. Offer to Purchase under "The Offer—Section 4—Procedure for Tendering ADSs." A properly completed and duly executed ADS Letter of Transmittal and any other documents required by this ADS Letter of Transmittal, together with Receipts evidencing all physically tendered ADSs in the event you hold ADSs in physical certificated form, must be received by the U.S. Tender Agent at its address set forth herein prior to 12:00 p.m. noon, New York City time, on the expiration date of the U.S. Offer. If Receipts evidencing tendered ADSs are forwarded to the U.S. Tender Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.

        The method of delivery of this ADS Letter of Transmittal, Receipts evidencing ADSs, if applicable, and all other required documents is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the U.S. Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted, and no fractional ADSs will be purchased or accepted. By execution of this ADS Letter of Transmittal, all tendering holders of ADSs waive any right to receive any notice of the acceptance of their ADSs for purchase.

        3.    Inadequate Space.    If the space provided herein under "Description of ADSs Tendered" is inadequate, the number of ADSs tendered and the certificate number(s), if applicable, should be listed on a separate schedule and attached hereto.

        4.    Partial Tenders.    If fewer than all of the ADSs held by a registered holder of ADSs (i.e., held directly on the books of the Depositary) and, if applicable, ADSs represented by the Receipts, delivered herewith to the U.S. Tender Agent are to be tendered, fill in the number of ADSs that are to be tendered in the box entitled "Number of ADSs Tendered." In the event you are a registered holder of ADSs holding ADSs in physical certificated form, a new Receipt representing the remainder of the ADSs that were represented by Receipts (including as a result of any necessary proration) will be sent to the person(s) signing this ADS Letter of Transmittal, unless otherwise provided in the appropriate box on this ADS Letter of Transmittal as promptly as practicable after the expiration or termination of the U.S. Offer. All ADSs held in registered form directly on the books of the ADS Depositary by a holder delivering this ADS Letter of Transmittal, together with any Receipts evidencing ADSs, if applicable, to the U.S. Tender Agent will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on the ADS Letter of Transmittal, Stock Powers and Endorsements.    If this ADS Letter of Transmittal is signed by the registered owner(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Receipt evidencing such ADSs without alteration, enlargement or any other change whatsoever. DO NOT SIGN THE BACK OF THE RECEIPTS.

        If any ADS tendered hereby is owned of record by two or more persons, all such persons must sign this ADS Letter of Transmittal.

        If any of the tendered ADSs are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of such ADSs.

        If this ADS Letter of Transmittal is signed by the registered owner(s) of the ADSs tendered hereby, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or Receipts for ADSs not tendered are to be issued in the name of, a person other than the registered owner(s), in which case, the certificate(s) representing the ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this ADS Letter of Transmittal is signed by a person other than the registered owner(s) of the ADSs tendered hereby, the certificate(s) representing ADSs tendered hereby, if applicable, must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this ADS Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person's authority to so act must be submitted.

        6.    Special Payment Instructions/Special Delivery Instructions.    If the consideration for tendered ADSs, and, if appropriate, certificates for ADSs not tendered or accepted for payment, is to be issued or delivered to someone other than the person(s) signing this ADS Letter of Transmittal or to the person(s) signing this ADS Letter of Transmittal but at an address other than that shown in the box entitled "Description of ADSs Tendered" herein, the box entitled "Special Payment Instructions" or "Special Delivery Instructions," as applicable, must be completed.

        7.    Requests for Assistance or Additional Copies.    Questions and requests for assistance or for additional copies of the U.S. Offer to Purchase and this ADS Letter of Transmittal, may be directed to MacKenzie Partners, Inc. (the "U.S. Information Agent"), at its telephone numbers and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

        8.    Waiver of Conditions.    Purchaser reserves the right to waive any of the specified conditions of the U.S. Offer in the case of any ADSs tendered.

        9.    Lost, Destroyed or Stolen Certificates.    If any Receipt representing ADSs has been lost, destroyed or stolen, the holder(s) should promptly notify JPMorgan Chase Bank, N.A. (the ADS depositary) in order to obtain a replacement Receipt(s). The ADS depositary can be reached at +1 (800) 990-1135. The holder of ADSs will then be instructed as to the steps that must be taken in order to replace the Receipt(s). If you hold Receipts, this ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen Receipts evidencing ADSs have been completed.

        10.    Holders of SPIL Common Shares Not Represented by ADSs.    Holders of Common Shares may not accept the U.S. Offer in respect of such Common Shares pursuant to this ADS Letter of Transmittal, except insofar as those Common Shares are represented by ADSs.

        11.    No Interest; Foreign Exchange Currency.    Under no circumstances will interest be paid on the purchase of ADSs tendered, regardless of any delay in making the purchase or extension of the expiration date for the U.S. Offer. Tendering ADS holders will receive the U.S. Offer price of NT$225.00 per ADS, without interest, payable in U.S. dollars as converted when payment is made the U.S. Tender Agent. The new Taiwan dollars will be converted to U.S. dollars at the exchange rate reported by the Taipei Forex Inc. which appears on the Reuters screen TAIFX1 page under the heading "Spot" as of 11:00 a.m. Taipei time on the date payment is made to the U.S. Tender Agent, less applicable taxes and other governmental charges, if any. For further information, see "The Offer—Section 3—Acceptance for Payment and Payment" in the U.S. Offer to Purchase.

        12.    Expiration Date.    The expiration date of the U.S. Offer will be 12:00 p.m. noon, New York City time, on September 22, 2015.

        If Purchaser decides to extend the U.S. Offer (in accordance with applicable law), Purchaser will notify the U.S. Tender Agent by written notice or oral notice confirmed in writing and make an announcement to that effect no later than the next business day after the previously scheduled expiration date of the U.S. Offer. During any such extension, any ADSs validly tendered and not properly withdrawn will remain subject to the U.S. Offer, subject to the right of each holder to withdraw ADSs already tendered.

        Subject to the requirements of the Republic of China mandatory tender offer rules and the U.S. federal securities laws (including U.S. federal securities laws which require that material changes to an offer be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser will have no obligation to communicate any public announcement other than as described above.

        13.    No Guaranteed Delivery.    Purchaser is not providing for a guaranteed delivery procedure; therefore, you may not accept the U.S. Offer by delivery of a notice of guaranteed delivery. The only method for accepting the U.S. Offer is the procedure described above and in the U.S. Offer to Purchase under "The Offer—Section 4—Procedure for Tendering ADSs."

        14.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 14, Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any ADSs to it or its order pursuant to the U.S. Offer. If, however, payment of the purchase price is to be made to, or ADSs not tendered or not accepted for payment are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of ADSs to the Purchaser pursuant to the U.S. Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

        15.    Backup Withholding.    Federal income tax law imposes "backup withholding" unless a surrendering U.S. holder, and, if applicable, each other payee, has provided such holder's or payee's correct taxpayer identification number ("TIN") which, in the case of a holder or payee who is an individual, is his or her social security number, and certain other information, or otherwise establishes a basis for exemption from backup withholding. Completion of the attached Substitute Form W-9 should be used by U.S. holders for this purpose. If the U.S. Tender Agent is not provided with the correct TIN, the holder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). Exempt holders and payees (including, among others, certain non-U.S. persons) are not subject to these backup withholding and information reporting requirements, provided that they properly demonstrate their eligibility for exemption. Exempt U.S. holders should furnish their TIN, write "EXEMPT" in Part II of the attached Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the U.S. Tender Agent. In order for a non-U.S. holder to qualify as an exempt recipient, that non-U.S. holder should submit the appropriate IRS Form W-8 (which is available from the Internal Revenue Service at www.irs.gov) signed under penalties of perjury, attesting to that non-U.S. holder's foreign status.

        Failure to complete the Substitute Form W-9 or appropriate IRS Form W-8 may require the U.S. Tender Agent to withhold 28% (or such other rate specified by the Internal Revenue Code of 1986, as amended) of the amount of any payments made pursuant to the U.S. Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

        A U.S. holder (or other payee) should write "Applied For" in the space for the TIN provided on the attached Substitute Form W-9 and must also complete the above "Certificate of Awaiting Taxpayer Identification Number" if such U.S. holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the U.S. Tender Agent is not provided with a TIN by the time of payment, the U.S. Tender Agent will withhold 28% on payments made pursuant to the U.S. Offer. A U.S. holder who writes "Applied For" in the space in Part I in lieu of furnishing his or her TIN should furnish the U.S. Tender Agent with such holder's TIN as soon as it is received.

        For further information concerning backup withholding and instructions for completing the Substitute Form W-9 or applicable IRS Form W-8 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if the ADRs are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or the instructions to the applicable Form W-8.

        Important: This ADS Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the U.S. Tender Agent prior to 12:00 p.m noon, New York City time, on the expiration date of the U.S. Offer, and Receipts evidencing the tendered ADSs, if applicable, must be received by the U.S. Tender Agent prior to the expiration date of the U.S. Offer.

The U.S. Tender Agent for the U.S. Offer is:

Computershare Trust Company, N.A.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
PO Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

        If you have questions or need additional copies of the U.S. Offer to Purchase and this ADS Letter of Transmittal, you can contact the U.S. Information Agent at its address and telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The U.S. Information Agent for the U.S. Offer is:

105 Madison Avenue
New York, New York 10016

ADS Holders May Call:
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 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of:

1.	An individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of:

6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's SSN.

(3)
You must show your individual name and you may also enter your business or "doing business as" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

        Note:    If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number. These forms can also be obtained from the IRS's website (www.irs.gov).

Payees Exempt from Backup Withholding

        Payees specifically exempted from backup withholding on all payments include the following:

1.
An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.
The United States or any of its agencies or instrumentalities.

3.
A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

4.
A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

5.
An international organization or any of their agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.
A corporation.

7.
A foreign central bank of issue.

8.
A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9.
A futures commission merchant registered with the Commodity Futures Trading Commission.

10.
A real estate investment trust.

11.
An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.
A common trust fund operated by a bank under section 584(a) of the Code.

13.
A financial institution.

14.
A middleman known in the investment community as a nominee or custodian.

15.
A trust exempt from tax under section 664 or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441 of the Code.

  •
  Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

  •
  Payments of patronage dividends not paid in money.

  •
  Payments made by certain foreign organizations.

The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is exempt for ...
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940

        Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.

Privacy Act Notice

        Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

        Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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